Exhibit 99.1

Maravai LifeSciences Appoints Rajesh Asarpota as Chief Financial Officer

SAN DIEGO, Calif., June 25, 2025 — Maravai LifeSciences Holdings, Inc. (NASDAQ: MRVI), a global provider of life science reagents and services to researchers and biotech innovators, today announced that Rajesh “Raj” Asarpota has been appointed Executive Vice President (EVP) and Chief Financial Officer (CFO), effective June 30, 2025. He will succeed Kevin Herde, who is transitioning to an advisory role on the same date to support an effective transition.

“We thank Kevin for his commitment to Maravai and his leadership over the past eight years,” said Susannah Gray, Audit Committee Chair, Maravai Board of Directors. “He has played an important role in shaping the company’s foundation, and we’re grateful for his continued support in an advisory role during this transition. We’re pleased to welcome Raj, whose deep industry experience and proven track record make him well-suited for this next chapter in Maravai’s growth.”

Mr. Asarpota brings nearly three decades of executive leadership experience, including more than 10 years as CFO of both public and private life sciences and medical device companies. He joins Maravai with a record of driving performance, advancing strategic initiatives, and scaling operations through organic growth and strategic acquisitions.

In his role, Raj will lead Maravai’s global Finance, Accounting, Treasury, Investor Relations, Corporate Strategy and Information Technology teams. He will play a critical role in executing the company’s strategy to drive growth and profitability, while supporting its continued investments in nucleic acid technologies, bioprocess impurity analytics, and other innovative life sciences applications.

“Raj’s appointment reinforces the strategic direction set by our Board and strengthens our leadership team,” said Bernd Brust, CEO of Maravai LifeSciences. “He has consistently demonstrated a disciplined approach to financial and operational management and is aligned with the Maravai leadership team in our commitment to delivering long-term value to our customers, employees, and shareholders through operational excellence, financial discipline, and breakthrough innovation across key markets, including nucleic acid technologies and bioprocess impurity analytics.

This CFO transition follows the recent appointment of Mr. Brust as CEO, strengthening and unifying a results-driven executive team focused on driving innovation, execution, and financial performance, while delivering differentiated solutions to customers around the world.

“I’m excited to join Maravai at such an important moment in its evolution,” said Mr. Asarpota. “What drew me to the company is its meaningful mission, strong scientific foundation, and the real potential to make an impact. I look forward to partnering with Bernd and the team to help shape Maravai’s next chapter and create lasting value for our customers and shareholders.”

As previously communicated during the announcement of Mr. Brust’s appointment as CEO, Maravai is not reaffirming or withdrawing its full-year 2025 financial guidance at this time. The company will review its outlook during its second-quarter 2025 earnings call in August following a comprehensive business review by Mr. Brust and Mr. Asarpota.

About Raj Asarpota

Raj Asarpota is a seasoned healthcare executive with more than 30 years of experience building and transforming innovation-driven companies. He has created shareholder value across public and private equity-backed organizations by leveraging deep expertise in finance, mergers and acquisitions, operational excellence, and commercial scaling.

Mr. Asarpota has led over 20 global acquisitions and divestitures, driven significant value creation, and spearheaded transformations in manufacturing, supply chain, and commercial operations. He most recently served as EVP and CFO at Augmedics, where he scaled commercial operations, raised capital, and led a strategic IP acquisition. Prior roles include EVP and CFO of NuVasive, where he drove a $1.2 billion increase in market cap and margin expansion; CFO and COO at Cole-Parmer, leading the carve-out from Thermo Fisher; CFO role at Questcor Pharmaceuticals, and senior executive roles at Life Technologies and GE Healthcare.

Mr. Asarpota holds an MBA from Marquette University and a Bachelor of Commerce from the University of Mumbai.

About Maravai LifeSciences

Maravai LifeSciences is a leading life sciences company providing critical products to enable the development of drug therapies, diagnostics, and novel vaccines, and to support research on human diseases. Maravai’s companies are leaders in providing products and services in the fields of nucleic acid synthesis and biologics safety testing to many of the world’s leading biopharmaceutical, vaccine, diagnostics, and cell and gene therapy companies.

For more information about Maravai LifeSciences, visit www.maravai.com.

Contact Information:

Deb Hart

Maravai LifeSciences

+1 858-988-5917

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements related to the expected benefits of the leadership transition, and Maravai’s strategic plans, constitute forward-looking statements and may be identified by words like “believe,” “expect,” and similar expressions. Such forward-looking statements are subject to a number of risks and inherent uncertainties that could cause Maravai’s actual results and financial condition to differ materially from those indicated, including, without limitation, operational risks, competition and the impacts of shifts in U.S. and foreign trade policy (including the imposition of new or increased tariffs) on demand for Maravai’s products and services. These and other risks and uncertainties are described in greater detail throughout the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Maravai’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, as well as other documents Maravai files with the U.S. Securities and Exchange Commission. Maravai’s actual results and financial condition may differ materially from those indicated in these forward-looking statements, and therefore you should not rely upon them. These forward-looking statements are based on information currently available to management and speak only as of the date on which they are made. Maravai undertakes no obligation to publicly update any of these forward-looking statements, whether as a result of new information, future developments or otherwise.